UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017 (October 16, 2017)

TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36542 (Commission File Number)	46-4780940 (IRS Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 16, 2017, pursuant to the Merger and Sponsorship Transaction Agreement, dated as of March 6, 2017 (the “Transaction Agreement”), by and among TerraForm Power, Inc., a Delaware corporation (the “Company”), Orion US Holdings 1 L.P. (“Brookfield Holdco”), a Delaware limited partnership and entity formed by affiliates of Brookfield Asset Management Inc., a corporation existing under the laws of the Province of Ontario (“Brookfield”), and BRE TERP Holdings Inc. (“Merger Sub”), a Delaware corporation and wholly-owned subsidiary of Brookfield Holdco, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger.  Immediately following the consummation of the Merger, Brookfield Holdco held 51% of the shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Shares”).  As of immediately following the consummation of the Merger, there were 148,224,429 Class A Shares outstanding.  Pursuant to the Transaction Agreement, at or prior to the effective time of the Merger, the Company and Brookfield Holdco (or one of its affiliates), among other parties, have entered into a suite of agreements providing for sponsorship arrangements, as described in greater detail below.

The Company’s Class A Shares will continue to be traded on the Nasdaq Stock Market under the symbol “TERP”. The CUSIP number for the Company’s Class A Shares has been changed to 88104R209.

Item 1.01	Entry into a Material Definitive Agreement

Sponsorship Arrangements

On October 16, 2017, in connection with the consummation of the Merger, the Company entered into a Master Services Agreement (the “MSA”), with Brookfield, BRP Energy Group L.P., Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., Brookfield Global Renewable Energy Advisor Limited, TerraForm Power, LLC (“Terra LLC”) and TerraForm Power Operating, LLC (“TERP Operating”), pursuant to which Brookfield and certain of its affiliates will provide certain management and administrative services, including the provision of strategic and investment management services, to the Company and its subsidiaries following the Merger.

The foregoing description of the MSA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MSA attached hereto as Exhibit 10.1 and incorporated herein by reference.

On October 16, 2017, in connection with the consummation of the Merger, the Company entered into a Relationship Agreement (the “Relationship Agreement”) with Brookfield, Terra LLC and TERP Operating, which governs certain aspects of the relationship between Brookfield and the Company and its subsidiaries following the Merger.  Pursuant to the Relationship Agreement, during the term of the agreement, the Company and its subsidiaries will serve as the primary vehicle through which Brookfield and its affiliates will acquire operating solar and wind assets in certain countries in North America and Western Europe, and Brookfield will grant the Company a right of first offer on any proposed transfer of certain existing projects and all future operating solar and wind projects located in such countries developed by persons sponsored by or under the control of Brookfield.

The foregoing description of the Relationship Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Relationship Agreement attached as Exhibit 10.2 hereto and incorporated herein by reference.

On October 16, 2017, in connection with the consummation of the Merger, the Company entered into a Governance Agreement (the “Governance Agreement”) with Brookfield Holdco and any controlled affiliate of Brookfield (other than the Company and its controlled affiliates) (together with Brookfield, the “Sponsor Group”) that by the terms of the Governance Agreement from time to time becomes a party thereto. The Governance Agreement establishes certain rights and obligations of the Company and members of the Sponsor Group that own voting securities of the Company relating to the governance of the Company and the relationship between such members of the Sponsor Group and the Company and its controlled affiliates.

The foregoing description of the Governance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Governance Agreement attached as Exhibit 10.3 hereto and incorporated herein by reference.

On October 16, 2017, in connection with the consummation of the Merger, the Company entered into a Registration Rights Agreement (the “Brookfield Registration Rights Agreement”) with Brookfield Holdco. The Brookfield Registration Rights Agreement governs Brookfield Holdco’s and the Company’s rights and obligations with respect to the registration for resale of all or a part of the Class A Shares held by Brookfield Holdco following the Merger.

The foregoing description of the Brookfield Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Brookfield Registration Rights Agreement attached as Exhibit 10.4 hereto and incorporated herein by reference.

On October 16, 2017, in connection with the consummation of the Merger, the Company entered into a Registration Rights Agreement (the “SunEdison Registration Rights Agreement”) with SunEdison, Inc. (“SunEdison”), SunEdison Holdings Corporation (“SHC”) and SUNE ML 1, LLC (“SML1”). The SunEdison Registration Rights Agreement governs the rights of SunEdison, SHC, SML1 and certain permitted assigns with respect to the registration for resale of Class A Shares held by them immediately following the Merger.

The foregoing description of the SunEdison Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the SunEdison Registration Rights Agreement attached as Exhibit 10.5 hereto and incorporated herein by reference.

On October 16, 2017, in connection with the consummation of the Merger and following the transfer of the outstanding incentive distribution rights (the “IDRs”) in Terra LLC to BRE Delaware Inc. (“Brookfield IDR Holder”) contemplated by the Transaction Agreement, the Company and Brookfield IDR Holder entered into a Second Amended and Restated Limited Liability Company Agreement of Terra LLC (the “New LLC Agreement”).  The New LLC Agreement establishes the terms of distributions of cash to members of Terra LLC for any fiscal quarter, restricts the transferability of interests in Terra LLC and requires the consent of the holders of a majority in interest of the IDRs for certain matters, including the issuance of additional classes of units or other equity securities of Terra LLC.  Terra LLC is and will continue to be a Delaware limited liability company formed to own and operate through its subsidiaries a portfolio of contracted clean power generation assets. The Company is and will continue to be the managing member of Terra LLC and operates, controls and consolidates and will continue to operate, control and consolidate the affairs of Terra LLC.  Terra LLC is and will continue to be a holding company that has no material assets other than its interest in TERP Operating, whose sole material assets are the renewable energy facilities that have long-term contractual arrangements to sell the electricity generated by these facilities to third parties.

The foregoing description of the New LLC Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New LLC Agreement attached hereto as Exhibit 10.6 hereto and incorporated herein by reference.

Sponsor Line Credit Agreement

On October 16, 2017, the Company entered into a credit agreement (the “Sponsor Line Agreement”), between the Company, as Borrower, on the one hand, and Brookfield and Brookfield Finance Luxembourg S.À R.L., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (together with Brookfield, the “Lenders”), as Lenders, on the other hand.  The Sponsor Line Agreement establishes a $500,000,000 revolving credit facility by the Lenders to the Company and provides for the Lenders to commit to make LIBOR loans to the Company during a period not to exceed three years from the effective date of the Sponsor Line Agreement (subject to acceleration for certain specified events).  The Company may only use the revolving credit facility to fund all or a portion of certain funded acquisitions or growth capital expenditures.  The Sponsor Line Agreement will terminate, and all obligations thereunder will become payable, no later than October 16, 2022.

All borrowings under Sponsor Line Agreement are subject to the satisfaction of customary conditions, including the absence of a default or an event of default and the accuracy in all material respects of representations and warranties.

Borrowings under the Sponsor Line Agreement will bear interest at a rate per annum equal to a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus 3.00% per annum.  In addition to paying interest on outstanding principal under the Sponsor Line Agreement, the Company will be required to pay a standby fee of 0.50% per annum in respect of the unutilized commitments thereunder, payable quarterly in arrears.

Subject to certain exceptions and customary baskets to be set forth in the Sponsor Line Agreement, the Company will be required to make mandatory prepayments of the loans under the Sponsor Line Agreement under certain circumstances, including from (1) 100% of net cash proceeds from asset sales outside the ordinary course of business by the Company or any its subsidiaries, (2) 100% of the net cash proceeds received from certain issuances of equity interests by the Company and (3) 100% of the net cash proceeds from the incurrence of certain debt by the Company or any of its restricted subsidiaries.

The Company will be permitted to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans under the Sponsor Line Agreement at any time without premium or penalty, other than customary “breakage” costs.

The Company’s obligations under the Sponsor Line Agreement are secured by first-priority security interests in substantially all tangible and intangible assets of the Company, including 100% of the capital stock of Terra LLC, in each case subject to certain exclusions set forth in the credit documentation governing the Sponsor Line Agreement.

The Sponsor Line Agreement contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability to enter into swap contracts, sell or otherwise dispose of all or substantially all its assets or to engage in certain businesses.  The Sponsor Line Agreement also contains certain customary affirmative covenants and events of default.  If an event of default, as specified in the Sponsor Line Agreement, shall occur and be continuing, the Company may be required to repay all amounts outstanding under the Sponsor Line Agreement.

The foregoing description of the Sponsor Line Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sponsor Line Agreement attached hereto as Exhibit 10.7 and incorporated herein by reference.

Supplemental Indentures

On October 16, 2017, TERP Operating entered into a sixth supplemental indenture (the “Sixth Supplemental Indenture”) to the indenture dated as of January 28, 2015, as supplemented by the first supplemental indenture, dated as of June 11, 2015, the second supplemental indenture, dated as of October 2, 2015, the third supplemental indenture, dated as of March 30, 2016, the fourth supplemental indenture, dated as of August 29, 2016, and the fifth supplemental indenture, dated as of November 29, 2016 (as so supplemented, the “January 2015 Indenture”), by and among TERP Operating, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).  The Sixth Supplemental Indenture amends the definition of “Permitted Holder” under the January 2015 Indenture (which is, in turn, referred to in the definition of “Change of Control” under the January 2015 Indenture) to replace the references to “the Sponsor” therein with “Brookfield Asset Management Inc. (or its successors and assigns).”

Also on October 16, 2017, TERP Operating entered into a fifth supplemental indenture (the “Fifth Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the “Supplemental Indentures”) to the indenture dated as of July 17, 2015, as supplemented by the first supplemental indenture, dated as of October 2, 2015, the second supplemental indenture, dated as of March 30, 2016, the third supplemental indenture, dated as of August 29, 2016, and the fourth supplemental indenture, dated as of November 29, 2016 (as so supplemented, the “July 2015 Indenture”), by and among TERP Operating, as issuer, the Guarantors party thereto and the Trustee.  The Fifth Supplemental Indenture amends the definition of “Permitted Holder” under the July 2015 Indenture (which is, in turn, referred to in the definition of “Change of Control” under the July 2015 Indenture) to replace the references to “the Sponsor” therein with “Brookfield Asset Management Inc. (or its successors and assigns).”

As previously disclosed, TERP Operating received the requisite consents required to approve the Supplemental Indentures on August 11, 2017 and, on October 16, 2017, entered into the Supplemental Indentures in connection with the closing of the transactions contemplated by the Transaction Agreement.

The foregoing descriptions of the Supplemental Indentures do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Sixth Supplemental Indenture and Fifth Supplemental Indenture, respectively, attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 16, 2017, pursuant to the Transaction Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation in the merger.  At the effective time of the Merger, depending on the form of consideration stockholders of the Company elected, holders of Class A Shares issued and outstanding immediately prior to the effective time of the Merger were entitled, depending on each holder’s election, to either (i) receive $9.52 in cash (the “Per Share Cash Consideration”) or (ii) retain one Class A Share of the Company as the surviving corporation in the Merger following the consummation of Merger (the “Per Share Stock Consideration” and, together with the Per Share Cash Consideration, the “Per Share Merger Consideration”), for each Class A Share owned by such holder immediately prior to the effective time of the Merger. The election was subject to proration based on the number of shares for which stockholders had elected each type of consideration in the aggregate, as described more fully in the Company’s definitive proxy statement filed with the SEC on September 6, 2017.  Based on the results of the consideration election, the elections of the Per Share Stock Consideration were oversubscribed and the proration ratio was 62.6%, which meant that stockholders electing to receive 100% of their merger consideration in stock retained 62.6% of their Class A Shares in the Merger and received cash consideration in respect of 37.4% of their shares.

At the effective time of the Merger, any vesting conditions applicable to any Company restricted stock award outstanding immediately prior to the effective time of the Merger under the Company’s 2014 Second Amended and Restated Long-Term Incentive Plan (the “Company Stock Plan”) were automatically and without any required action on the part of the holder, deemed to be satisfied in full, and such Company restricted stock award was canceled and converted into the right to receive the Per Share Merger Consideration, including the election of the Per Share Stock Consideration or the Per Share Cash Consideration, less any tax withholdings.

At the effective time of the Merger, any vesting conditions applicable to each Company restricted stock unit (a “Company RSU”) outstanding immediately prior to the effective time of the Merger under the Company Stock Plan were automatically and without any required action on the part of the holder, deemed to be satisfied in full, and each Company RSU was canceled and only entitled the holder of such Company RSU to receive the Per Share Merger Consideration, including the election of the Per Share Stock Consideration or the Per Share Cash Consideration in respect of each Class A Share subject to such Company RSU (in the case of Company RSUs subject to performance conditions, with such conditions deemed satisfied at “target” levels), in each case subject to relevant tax withholdings.

Immediately prior to the effective time of the Merger, the Company declared the payment of a special dividend in the amount of $1.94 per share, in respect of each Class A Share issued and outstanding immediately prior to the effective time of the Merger, each Company restricted stock award outstanding immediately prior to the effective time of the Merger and each Company RSU outstanding immediately prior to the effective time of the merger.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2017 and incorporated herein by reference.

Item 3.03	Material Modification of Rights of Security Holders

The information contained in Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the consummation of the Merger, and upon the effectiveness of the Merger, a change of control of the Company occurred, and Brookfield Holdco held 51% of the voting securities of the Company.

Prior to the consummation of the Merger, SunEdison was the indirect holder of 100% of the shares of Class B common stock of the Company and held approximately 83.9% of the combined total voting power of the holders of the Company’s Class A common stock and Class B common stock combined.  As contemplated by the Transaction Agreement and in satisfaction of its obligations under a Settlement Agreement (the “Settlement Agreement”) among SunEdison, the Company and certain of their respective affiliates, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2017, SunEdison exchanged, effective immediately prior to the effective time of the Merger, all of the Class B units held by SunEdison or any of its controlled affiliates in Terra LLC for an equal number of Class A Shares of the Company and, as a result of such exchange, all shares of Class B common stock of the Company held by SunEdison or any of its controlled affiliates was automatically redeemed and retired.  Pursuant to the Settlement Agreement, immediately following such exchange, the Company issued to SunEdison additional Class A Shares.  As a result of such exchange and additional issuance, immediately prior to the effective time of the Merger, SunEdison and certain of its affiliates held 36.9% of the issued and outstanding Class A Shares of the Company, on a fully-diluted, as converted basis (including Company restricted stock awards and Company RSUs).

Item 5.02	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon consummation of the Merger, in accordance with the Transaction Agreement, the size of the board of directors of the Company (the “Board”) was set at seven members, of whom four are designated by Brookfield Holdco and three are independent directors chosen from the Company’s pre-merger board of directors.

(b) Resignation of Ms. Kerri L. Fox and Messrs. Peter Blackmore, Christopher Compton, Hanif “Wally” Dahya, David Pauker, Marc S. Rosenberg and John F. Stark from the Board

On October 16, 2017, Ms. Kerri L. Fox and Messrs. Peter Blackmore, Christopher Compton, Hanif “Wally” Dahya, David Pauker, Marc S. Rosenberg and Jack F. Stark resigned from their respective positions as directors of the Board.  Each of their respective resignations was effective immediately following the effective time of the Merger.  Each of their respective resignations was not the result, in whole or in part, of any disagreement with the Company.  Messrs. Compton, Dahya and Stark were members of the audit committee of the Board.  Messrs. Compton and Stark were members of the compensation committee of the Board.  Ms. Fox and Messrs. Pauker and Rosenberg were members of the corporate governance and conflicts committee of the Board.  Mr. Stark was a member of the transition committee of the Board.

Resignation of Mr. Peter Blackmore as Interim Chief Executive Officer

On October 16, 2017, effective immediately following the effective time of the Merger, Mr. Blackmore resigned from his position as the Interim Chief Executive Officer of the Company.  Mr. Blackmore’s resignation as the Interim Chief Executive Officer of the Company was not the result, in whole or in part, of any disagreement with the Company.

Removal of Ms. Rebecca Cranna as Executive Vice President and Chief Financial Officer

On October 16, 2017, effective immediately following the effective time of the Merger, Ms. Cranna was removed by the board of directors of the Company from her position as the Executive Vice President and Chief Financial Officer of the Company.  Ms. Cranna’s removal as the Executive Vice President and Chief Financial Officer of the Company was not the result, in whole or in part, of any disagreement with the Company.

Removal of Mr. Sebastian Deschler as Senior Vice President, General Counsel and Secretary

On October 16, 2017, effective immediately following the effective time of the Merger, Mr. Deschler was removed by the board of directors of the Company from his position as the Senior Vice President, General Counsel and Secretary of the Company. Mr. Deschler’s removal as the Senior Vice President, General Counsel and Secretary of the Company was not the result, in whole or in part, of any disagreement with the Company.

(d) Election of Messrs. Brian Lawson, Harry Goldgut, Richard Legault, Sachin Shah and Mark “Mac” McFarland to the Board

On October 16, 2017, effective immediately following the effective time of the Merger and the resignation of Ms. Fox and Messrs. Blackmore, Compton, Dahya, Pauker, Rosenberg and Stark from their respective positions as directors of the Board, Messrs. Brian Lawson, Harry Goldgut, Richard Legault, Sachin Shah and Mark “Mac” McFarland became directors of the Board.  Certain biographical and other information with respect to Messrs. Lawson, Goldgut, Legault, Shah and McFarland is set forth below.  The Company believes that Mr. McFarland qualifies as an independent director under applicable stock exchange rules.

Biography of Mr. Brian Lawson

Mr. Lawson is a Senior Managing Partner and Chief Financial Officer of Brookfield. In that role, he is responsible for Brookfield’s global finance, treasury and risk management functions. He also sits on a number of its investment committees.  Since joining Brookfield in 1988, Mr. Lawson has held a number of senior management positions in Brookfield’s investment and finance operations before assuming his current role in 2002.  Mr. Lawson was named Canada’s CFO of the Year in 2013 by PwC, FEI Canada and Robert Half International.  Mr. Lawson is a member of the Governing Council of the University of Toronto and is Chair of the Trinity College School Foundation. Mr. Lawson is a director of Community Food Centers Canada.

Biography of Mr. Harry Goldgut

Mr. Goldgut is Executive Chairman of Brookfield’s infrastructure and power groups.  Mr. Goldgut, who has been with Brookfield since 1997, led the expansion of Brookfield’s renewable power and utilities operations, with primary responsibilities for strategic initiatives and senior regulatory relationships. He has played an active role in the restructuring of the electricity industry in Ontario, Canada, as a member of several governmental committees, including the Electricity Market Design Committee, the Minister of Energy’s Advisory Committee, the Clean Energy Task Force, and the Ontario Energy Board Chair’s Advisory Roundtable.  Mr. Goldgut attended the University of Toronto and holds an LL.B from Osgoode Hall Law School of York University.

Biography of Mr. Richard Legault

Mr. Legault is Executive Chairman of Brookfield’s renewable power group, one of the world’s largest publicly-traded pure-play renewable power platforms globally. Until August 2015, Mr. Legault was Chief Executive Officer of Brookfield Renewable Partners L.P. He has been instrumental in the development and continued growth of Brookfield’s renewable business, which is now well established in North America, South America and Europe. Mr. Legault was Chief Financial Officer of Brookfield from 2000 to 2001, and in his 28 years with Brookfield has held several senior positions in operations, finance and corporate development.  Mr. Legault serves on the Board of Directors of Isagen, the third-largest power generation company in Colombia. He also serves on the Board of QG100, a Québec association of Global business CEOs. Mr. Legault also is a member of Brookfield’s Health and Safety Steering Committee.

Biography of Mr. Sachin Shah

Mr. Shah is a Senior Managing Partner of Brookfield, the Chief Executive Officer of the Brookfield Renewable Group and the Chief Executive Officer of Brookfield Renewable Partners L.P.  Mr. Shah joined Brookfield in 2002 and has held a variety of senior finance roles across the organization.  In 2011, Mr. Shah became the Chief Financial Officer of Brookfield Renewable Partners L.P. and since that time has been instrumental in growing the platform into a global business diversified across multiple technologies.  He is on the board of the Ryerson University Brookfield Institute for Innovation and Entrepreneurship.  Mr. Shah holds a Bachelor of Commerce degree from the University of Toronto.  He is a member of the Chartered Professional Accountants of Canada.

Biography of Mr. Mark “Mac” McFarland

Mr. McFarland is currently serving as President and Chief Executive Officer of GenOn Energy, Inc.  Mr. McFarland previously served as Chief Executive Officer of Luminant, a subsidiary of Energy Future Holdings, from 2013 to 2016.  From 2008 to 2013, Mr. McFarland served in a dual role as Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy, of Energy Future Holdings.  From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including most recently as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005.  Mr. McFarland has more than 25 years of experience and has held numerous executive positions with a broad range of responsibilities including operations, finance, commodity risk management and mergers and acquisitions.

Election of Mr. John Stinebaugh as Chief Executive Officer

On October 16, 2017, effective as of the effective time of the Merger, Mr. John Stinebaugh was elected as the Chief Executive Officer of the Company.

Biography of Mr. John Stinebaugh

Mr. Stinebaugh brings over 20 years of infrastructure and power expertise to his role as Chief Executive Officer of the Company. Mr. Stinebaugh is a Managing Partner of Brookfield.  Most recently, Mr. Stinebaugh served as head of Brookfield’s infrastructure debt business, responsible for sourcing and overseeing investments as well as operations for Brookfield’s infrastructure debt funds.  Prior to this, Mr. Stinebaugh was Chief Operating Officer of the Brookfield Property Group and previously served as Chief Financial Officer of the group.  Before his role at Brookfield Property Group, Mr. Stinebaugh was Chief Financial Officer for Brookfield Infrastructure Group and also served as Head of North America, responsible for the group’s origination of investments and operations in the region.  Prior to joining Brookfield, Mr. Stinebaugh worked at Credit Suisse Securities in the energy group with responsibility for mergers and acquisitions and leveraged financings.  He received a chartered financial analyst designation in 1995 and graduated with honors with a degree in economics from Harvard University.

Election of Mr. Matthew Berger as Chief Financial Officer

On October 16, 2017, effective as of the effective time of the Merger, Mr. Matthew Berger was elected as the Chief Financial Officer of the Company.

Biography of Mr. Matthew Berger

Mr. Berger brings over 20 years of finance experience to his role.  He joined Brookfield in 2013 and most recently has served in Brookfield Property Group as Executive Vice-President and Chief Financial Officer of IDI Gazeley, one of the world’s largest investors and developers of logistics warehouses and distribution parks. In this role, Mr. Berger was responsible for financial operations, including accounting, treasury, tax and finance functions.  Prior to IDI Gazeley, Mr. Berger served as Head of Capital Markets for Brookfield Renewable Energy Group, where he played a key role in supporting the long-term growth of the business on a global scale.

Election of Ms. Andrea Rocheleau as General Counsel

On October 16, 2017, effective as of the effective time of the Merger, Ms. Andrea Rocheleau was elected as the General Counsel of the Company.

Biography of Ms. Andrea Rocheleau

Ms. Rocheleau is a Senior Vice President of Brookfield.  Ms. Rocheleau joined Brookfield in 2003 and has held a number of senior positions in Brookfield’s renewable power business since that time.  Prior to joining Brookfield, Ms. Rocheleau worked at a leading law firm in London, where she focused on mergers and acquisitions.  Ms. Rocheleau holds a degree in law from Queen’s University and a degree in commerce from McGill University.

Election of Ms. Valerie Hannah as Chief Operating Officer

On October 16, 2017, effective as of the effective time of the Merger, Ms. Valerie Hannah was elected as the Chief Operating Officer of the Company.

Biography of Ms. Valerie Hannah

Ms. Hannah brings deep operating expertise to her role having held a number of leadership positions at Brookfield Renewable Partners L.P., where she helped the company achieve a track record of driving value through growth initiatives, increasing cash flows and mitigating risks.  Prior to her current role, Ms. Hannah served as Senior Vice President, Acquisitions & Integrations at Brookfield Renewable Partners L.P. with a focus on the Company.  She also served as the Chief Financial Officer, North America at Brookfield Renewable Partners L.P. where she was responsible for all capital markets activities including accounting, financial reporting, treasury, and taxation in North America.  Ms. Hannah holds a Graduate Diploma from McGill University (Quebec, Canada) and is a Chartered Accountant.

Reconstitution of the Audit Committee

On October 16, 2017, the Board amended and restated the Charter of the Audit Committee, a copy of which is available on the Company’s corporate website, http://www.terraformpower.com.

On October 16, 2017, the Board reconstituted the Audit Committee of the Board.  Following the reconstitution of the Audit Committee, the Audit Committee consists of three members, Messrs. Fong, Hall and McFarland.  Mr. McFarland was appointed to the Audit Committee by the Board on October 16, 2017.  Mr. Fong has been designated as the chairperson of the Audit Committee.

Reconstitution of the Conflicts Committee

On October 16, 2017, effective as of the effective time of the Merger, the Board amended and restated the Charter of the Corporate Governance and Conflicts Committee, a copy of which is available on the Company’s corporate website, http://www.terraformpower.com.  In addition, the Board renamed the Corporate Governance and Conflicts Committee as the “Conflicts Committee.”

Following the effective time of the Merger and the reconstitution of the Conflicts Committee, the Conflicts Committee consists of three members, Messrs. Fong, Hall and McFarland.  Mr. McFarland was appointed to the Conflicts Committee by the Board on October 16, 2017.  Mr. McFarland has been designated as the chairperson of the Conflicts Committee.

Creation of the Corporate Governance and Nominations Committee

On October 16, 2017, the Board created a Corporate Governance and Nominations Committee of the Board (the “Governance Committee”).

The duties and responsibility of the Governance Committee are provided in a written charter of the Governance Committee which was adopted by the Board and a copy of which is available on the Company’s corporate website, http://www.terraformpower.com.

The Governance Committee consists of three members, Messrs. Fong, Hall and Goldgut.  Mr. Goldgut was appointed to the Governance Committee by the Board on October 16, 2017.  Mr. Goldgut has been designated as the chairperson of the Governance Committee.

Dissolution of Compensation Committee and Transition Committee

On October 16, 2017, the Board dissolved the compensation committee of the Board and the transition committee of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the consummation of the Merger on October 16, 2017, and in accordance with the Transaction Agreement, the Company’s Certificate of Incorporation and Bylaws were each amended and restated in their entirety in the form attached hereto as Exhibits 3.1 and 3.2, respectively.

The foregoing description of the Company’s Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

On October 16, 2017, the Company issued a press release announcing the consummation of the Merger.  A copy of the press release is furnished herewith as Exhibit 99.1.

On October 16, 2017, the Company posted presentation materials to the Investors section of its website.  A copy of the presentation is furnished herewith as Exhibit 99.2.  In the attached presentation materials, the Company discloses items not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission). A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is contained in the attached presentation materials.

The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release and the presentation materials attached as an exhibit hereto, this Form 8-K and the press release and the presentation materials contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release and the presentation materials regarding these forward-looking statements.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Merger and Sponsorship Transaction Agreement, dated as of March 6, 2017, by and among the TerraForm Power, Inc., Orion US Holdings 1 L.P., and BRE TERP Holdings Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on March 7, 2017).

3.1	Amended and Restated Certificate of Incorporation of TerraForm Power, Inc.
3.2	Second Amended and Restated Bylaws of TerraForm Power, Inc.
4.1	Sixth Supplemental Indenture, dated as of October 16, 2017, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
4.2	Fifth Supplemental Indenture, dated as of October 16, 2017, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
10.1
Master Services Agreement, dated as of October 16, 2017, by and among Brookfield Asset Management Inc., BRP Energy Group L.P., Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., Brookfield Global Renewable Energy Advisor Limited, TerraForm Power, Inc., TerraForm Power, LLC and TerraForm Power Operating, LLC.

10.2	Relationship Agreement, dated as of October 16, 2017, by and among Brookfield Asset Management Inc., TerraForm Power, Inc., TerraForm Power, LLC and TerraForm Power Operating, LLC.

10.3
Governance Agreement, dated as of October 16, by and among TerraForm Power, Inc., Orion US Holdings 1 L.P. and each member of the Sponsor Group that by the terms of the Governance Agreement becomes a party thereto.

10.4	Brookfield Registration Rights Agreement, dated as of October 16, 2017, by and among Brookfield Asset Management Inc. and TerraForm Power, Inc.
10.5	SunEdison Registration Rights Agreement, dated as of October 16, 2017, by and among TerraForm Power, Inc., SunEdison, Inc., SunEdison Holdings Corporation and SUNE ML 1, LLC.
10.6	Second Amended and Restated TERP LLC Operating Agreement, dated as of October 16, 2017, by and among TerraForm Power, Inc. and BRE Delaware Inc.
10.7
Credit Agreement, dated as of October 16, 2017, by and among TerraForm Power, Inc., as Borrower, and Brookfield Asset Management Inc., a corporation existing under the laws of the Province of Ontario, and Brookfield Finance Luxembourg S.ÀR.L., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg, as Lenders

99.1	Press Release, dated as of October 16, 2017.
99.2	TerraForm Power, Inc. Corporate Profile, dated as of October 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

By:	/s/ Andrea Rocheleau
Name: Andrea Rocheleau Title: General Counsel

Date: October 16, 2017